Exhibit 99.1
[LETTERHEAD]

May 2, 2005

Dear Stockholder:

At their April 22, 2005 meeting, the Board of Directors of Peter Kiewit Sons’, Inc. voted to pay a cash dividend of $.50 per share on the Common Stock.  The dividend is payable May 2, 2005 to holders of record at the close of business on April 29, 2005.  Your check is enclosed.

The dividends declared this year compare with last year as follows:

	Current Year		Last Year

Regular Dividend	Paid 01/05/05	$0.45	Paid 01/05/04	$0.40
Regular Dividend	Paid 05/02/05	$0.50	Paid 05/03/04	$0.45
Total Dividends		$0.95		$0.85

Prior to the payment of this year's dividends, your stock had a value of $38.50 per share.  As you know, the value of your stock is reduced by dividends paid.  Therefore the after-dividend value is $37.55.  This year's before and after dividend stock values compare with those of last year as follows:

	Current Year	Last Year

Value Before Dividends	$38.50	$32.85
Less Dividends	0.95	0.85
Value After Dividends	$37.55	$32.00

Very truly yours,

/s/ Bruce E. Grewcock
Bruce E. Grewcock
President and CEO

Enclosure

PETER KIEWIT SONS’, INC. Kiewit Plaza, Omaha, NE 68131 (402) 342-2052